Exhibit 5.1

Pillsbury Winthrop Shaw Pittman LLP

2475 Hanover Street

Palo Alto, CA 94304

January 8, 2010

Ikanos Communications, Inc.

47669 Fremont Boulevard

Fremont, CA 94538

Ladies and Gentlemen:

We have acted as counsel for Ikanos Communications, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) relating to the registration under the Securities Act of 1933 (the “Securities Act”) of 24,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) of the Company, and 7,800,000 shares of Common Stock issuable upon exercise of certain warrants (the “Warrant Shares”), to be offered and sold by certain stockholders of the Company (the “Selling Stockholders”).

We have reviewed and are familiar with such corporate proceedings and other matters we have deemed necessary for this opinion. In rendering this opinion, we have assumed the signatures on all documents examined by us are genuine, which assumptions we have not independently verified. Based upon the foregoing, we are of the opinion that the Common Stock have been duly authorized by the Company and, except with respect to the Warrant Shares, have been validly issued, fully paid and nonassessable and, to the extent issued upon exercise of the warrants, the Warrant Shares when issued in accordance with the exercise provisions of the warrants will be validly issued, fully paid and nonassessable.

This opinion is limited to the Delaware General Corporation Law as in effect on the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP